Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

J. W. WALTER, INC.

(Pursuant to Section 242)

J. W. Walter, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST:   That the Board of Directors of said Corporation, by the unanimous written consent of its members, and the sole shareholder of the Corporation, J.W.I. Holdings Corporation, by its written consent, pursuant to the provisions of Sections 141(f) and Section 228(a), respectively, of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of J. W. Walter, Inc. by adding the following Article 10:

“10.        Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code, 11 U.S.C. § 1123; provided, however, that this provision (i) will have no further force and effect beyond that required by such Section, (ii) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.”

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by J. W. Walter, Chairman of the Board of Directors of the Corporation, and to be signed on behalf of J.W.I. Holdings Corporation, the sole shareholder of the Corporation, by K. J. Matlock, Vice President and duly authorized officer of J.W.I. Holdings Corporation, this 9th day of February, 1995.

J. W. WALTER, INC.

BY:	/s/ J. W. Walter
J. W. Walter
Chairman

J.W.I. HOLDINGS CORPORATION
Sole Shareholder

By:	/s/ K. J. Matlock
K. J. Matlock
Vice President

CERTIFICATE OF MERGER

OF

J. W. WALTER, INC.

INTO

J. W. WALTER, INC.

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware and the General Corporation Act of the State of Florida,

DO HEREBY CERTIFY:

FIRST:           That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

State of
Name	Incorporation

J. W. Walter, Inc.	Florida

J. W. Walter, Inc.	Delaware

SECOND:      That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and Sections 607.214 and 607.221 of the General Corporation Act of the State of Florida.

THIRD:         That the name of the surviving corporation of the merger is J. W. Walter, Inc.

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FOURTH:     That the certificate of incorporation of J. W. Walter, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH:          That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1500 North Dale Mabry Highway, Tampa, Florida 33607.

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SIXTH:       That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

J. W. WALTER, INC.

BY	/s/ William H. Weldon
William H. Weldon
Vice President

ATTEST:

BY	/s/ John F. Turbiville
John F. Turbiville
Assistant Secretary

J. W. WALTER, INC.

BY	/s/ Kenneth J. Matlock
Kenneth J. Matlock
Vice President

ATTEST:

BY	/s/ John F. Turbiville
John F. Turbiville
Assistant Secretary

CERTIFICATE OP AMENDMENT

OF

CERTIFICATE OF INCORPORATION

(Pursuant to Section 242)

CELOTEX INVESTORS, INC., a Delaware corporation, under its corporate seal and the hands of its Vice President, Morton N. Richter, and Assistant Secretary, Louis A. Pechstein, hereby certifies that:

I

The Board of Directors of said Corporation by Unanimous Written Consent on. August 29, 1979, adopted the following resolution:

RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing Article 1. thereof so that, as amended, said Article shall be and read as follows:

ARTICLE 1.

The name of the Corporation shall be:

J. W. Walter, Inc.

II

That said Amendment of the Certificate of Incorporation has been consented to and authorized by the sole Stockholder of the Corporation by a written consent dated August 29, 1979.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed in its name by its Vice President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary this 29th day of August, 1979.

CELOTEX INVESTORS, INC.	CELOTEX INVESTORS, INC.
Delaware	a Delaware Corporation

ATTEST:

/s/ Louis A. Pechstein,	/s/ Morton N. Richter,
Louis A. Pechstein,	Morton N. Richter,
Assistant Secretary	Vice President

CERTIFICATE OF INCORPORATION

OF

CELOTEX INVESTORS, INC.

1.               The name of the corporation is CELOTEX INVESTORS, INC.

2.               The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.               The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.               The total number of shares of stock which the corporation shall have authority to issue is Ten (10); all of such shares shall be without par value.

5A.            The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

M. A. Ferrucci	100 West Tenth Street Wilmington, Delaware 19801

R. F. Andrews	100 West Tenth Street Wilmington, Delaware 19801

W. J. Reif	100 West Tenth Street Wilmington, Delaware 19801

5B.            The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Joe B. Cordell	1500 N. Dale Mabry Highway Tampa, Florida 33607

William B. Bayliss	Warwick House, 27/31 St. Mary’s Rd. London W. S, England

Desmond B. Rodgers	Warwick House, 27/31 St. Mary’s Rd. London W. S, England

6.               The corporation is to have perpetual existence.

7.               In furtherance and not: in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation:

8.               Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Electionf of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9.               The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of January, 1979.

M. A. Ferrucci
M. A. Ferrucci
K. L. Husfelt
K. L. Husfelt
W. J. Reif
W. J. Reif

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